AMENDMENT TO PURCHASE AND SALE AGREEMENT WITH MINING VENTURE

     This Amendment to Purchase and Sale Agreement With Mining Venture (“Amendment”) is made effective January 14, 2008 by and between: NAMMCO, a Wyoming Partnership (“NAMMCO”), Steven C. Kirkwood, individually, Robert W. Kirkwood, individually and Stephen L. Payne, individually (collectively, the “Sellers”) and Uranerz Energy Corporation, a Nevada corporation (“Uranerz”).

A.	The Sellers and Uranerz are Parties to that certain Purchase and Sale Agreement with Mining Venture made effective September 19, 2007 (“PSA”) having an anticipated Closing Date of January 15, 2008.

B.	Uranerz has elected to consummate the purchase of the Properties pursuant to the terms of the PSA and has received the necessary stock exchange approvals.

C.	After execution of the PSA but prior to Closing, the Sellers formed United Nuclear, LLC, a Wyoming limited liability company (“United Nuclear”) for the purposes of:

	1)	succeeding to one hundred percent (100%) of Sellers’ right, title and interest in the Properties (as defined in the PSA);

	2)	as Sellers’ successor in interest, becoming the participant in the Mining Venture and the party to the Mining Venture Agreement to be entered into at Closing with Uranerz; and

3)

at Closing, conveying one hundred percent (100%) right, title, and interest in the Properties to Uranerz, as Manager of the Joint Venture, subject to the Mining Venture Agreement between Uranerz and United Nuclear, a memorandum of which to be recorded in the appropriate federal, state, and local government records.

D.	The Parties, therefore, desire to amend the PSA as provided herein.

FOR GOOD AND VALUABLE CONSIDERATION, the parties agree as follows:

1.

Place of Closing. The Parties agree that Closing shall occur at the offices of Uranerz in Casper, Wyoming. The first sentence of Section 1.5 will be replaced with the following sentence: “The closing (“Closing”) shall be held at the offices of Uranerz in Casper, Wyoming on January 15, 2008.”

2.

Exhibit A. Pursuant to Section 1.6(c) of the PSA, Sellers have delivered a revised Exhibit A (describing the Properties). Exhibit A dated September 19, 2007 is hereby replaced with revised Exhibit A dated January 14, 2008 that is attached hereto as Attachment 1 to this Amendment.

3.

Exhibit B. Pursuant to Section 1.6(b) of the PSA, Sellers have delivered executed “accredited investor” certificates. Exhibit B (pro-forma certificates of Sellers) dated September 19, 2007 is hereby replaced with revised Exhibit B consisting of executed certificates of Sellers that are attached hereto as Attachment 2 to this Amendment.

4.	Joinder of United Nuclear, LLC.

a.

By its execution below, United Nuclear, as the successor in interest to all of Sellers’ right, title, and interest in the Properties before or at Closing and Sellers’ designee and successor in interest for purposes of entering into the Mining Venture Agreement, agrees to be bound by the terms and conditions of the PSA as amended herein and the Mining Venture Agreement.

b.

Following its receipt of conveyances of right, title, and interests in the Properties from Sellers, United Nuclear shall perform Sellers obligations under the PSA, as amended herein including the similar further conveyances of interests in the Properties set forth by the PSA into Uranerz. Uranerz’ payment of the Purchase Price and Share Consideration to the NAMMCO Sellers shall continue to be adequate and sufficient consideration for United Nuclear’s conveyances of interests in the Properties to Uranerz under the terms of the PSA as amended herein.

c.

Uranerz hereby agrees to the joinder of United Nuclear as a party to the PSA, as amended herein. Uranerz also agrees to United Nuclear, as Sellers’ successor in interest, becoming the other party to the Mining Venture Agreement the other participant to the Mining Venture on the terms and conditions set forth herein.

5.	Substitution of United Nuclear, as Sellers’ Successor in Interest and Designee to the Mining Venture.

a. Section 1.6(f). The Parties agree that United Nuclear, shall enter into, execute and deliver the Mining Venture Agreement, as Sellers’ successor in interest and designee.

b. Section 2.2. Upon Closing, United Nuclear, as Sellers’ successor in interest, shall proceed to contribute its interests in the Properties to the Mining Venture, pursuant to Section 2.2 of the PSA. The second sentence of Section 2.2 is hereby changed to read: “The respective initial participating interests of the parties to the Mining Venture shall be: Uranerz = eight-one percent (81%) and United Nuclear = nineteen percent (19%).”

c.

Section 2.3. The last two sentences of Section 2.3 are hereby changed to read as follows: “United Nuclear’s initial book capital contribution to the Mining Venture shall be deemed to be 19/81 of Uranerz’ initial book capital contribution. Immediately following the initial contributions, Uranerz and United Nuclear shall each contribute to Mining Venture expenses according to its respective participating interest; there will be no earn-in period.”

d.

Sections 2.4-2.6. Upon Sellers’ conveyance of their rights, title and interest in the Properties to United Nuclear, United Nuclear shall assume and perform all of Sellers’ rights and obligations set forth in Sections 2.4 through 2.6 of the PSA as the participant in the Mining Venture and party to the Mining Venture Agreement.

e.

Sections 7.1 and 7.2. The Parties’ respective closing conditions set forth in Sections 7.1(g) and 7.2(c) of the PSA shall be modified to reflect that United Nuclear, as Sellers’ successor in interest and designee, shall have entered into the Mining Venture Agreement.

6.

Title Matters. The parties acknowledge and agree that under Section 2.6 of the PSA, Uranerz shall act as Manager for the Mining Venture and further agree that under the terms of the Mining Venture Agreement, the Manager will hold record title for the Properties to be initially contributed into the Mining Venture by Uranerz and United Nuclear, as well all additional properties and interests acquired by that Venture, subject to the terms of the Mining Venture Agreement as between Uranerz and United Nuclear, a memorandum of which shall be recorded in the real property records of Johnson and Campbell Counties, Wyoming.

7.

Conveyances.: The Parties agree to effectuate and evidence the conveyance of interests contemplated under the terms of the PSA, as amended herein, including without limitation Sections 1.6(a) and 6.5 of the PSA and the contribution of interests into the Mining Venture pursuant to Section 2.2 of the PSA as follows:

a.

Recorded conveyances. On or before Closing, Sellers shall execute appropriate mining deeds (as to unpatented mining claims) and assignments (as to fee leases and State of Wyoming leases) conveying one hundred percent (100%) of their rights, title, and interests in the Properties to United Nuclear, LLC which shall then further similarly convey all such rights, title, and interests in the Properties to Uranerz Energy Corporation, as Manager of the Mining Venture effective January 15, 2008. The Parties agree that Uranerz, as Manager for the Mining Venture, will hold record title beneficially for Mining Venture participants Uranerz and United Nuclear. The Parties agree that such conveyances of the Properties into Uranerz shall be made expressly subject to the Mining Venture Agreement which provides that Uranerz’ and United Nuclear’s respective undivided ownership interests in the Mining Venture and the properties and interests owned by that Venture, shall be equal to their participating interests in that Venture, as such interests may vary from time to time under that Mining Venture Agreement. Such conveyances into United Nuclear and Uranerz and appropriate Memorandum of the Mining Venture Agreement as between Uranerz and United Nuclear shall be filed and recorded with the appropriate federal, state and county agencies.

b.

Further assurances. Pursuant to Section 10.2 of the PSA, the Parties agree that their further assurance obligations may include, upon the reasonable request and reasonable need of a Party, the execution, delivery, and recording of conveyance documents showing title held by the individual Parties.

c.

Costs. Sellers and/or United Nuclear shall bear, at their sole expense, all costs associated with any conveyances among or between Sellers and United Nuclear. As per Section 2.7 of the PSA, the Mining Venture shall pay, or reimburse Sellers’ payment of, the costs of recording the deeds and conveyance documents evidencing Uranerz’ acquisition of the Properties under the PSA, as amended herein. Any future costs of conveyances and transfers from Uranerz as Manager of the Mining Venture, to the Mining Venture participants separately shall be borne by the requesting participant.

8.	Full Force and Effect. Except as modified and amended herein, the terms and provisions of the PSA shall remain in full force and effect

9.

Counterparts. This Amendment may be signed in any number of counterparts, all of which together shall constitute a single signed original. Facsimiles and photocopies of this Amendment shall have the same force and effect as a signed original.

AGREED AND ACCEPTED effective this 14th day of January, 2008.

NAMMCO SELLERS

NAMMCO

By: /s/ William C. Kirkwood
William C. Kirkwood, General Partner

/s/ Steven C. Kirkwood
STEVEN C. KIRKWOOD, Individually

/s/ Robert W. Kirkwood
ROBERT W. KIRKWOOD, Individually

/s/ Stephen L. Payne
STEPHEN L. PAYNE, Individually

UNITED NUCLEAR, LLC

By: /s/ William C. Kirkwood
William C. Kirkwood, Manager

URANERZ ENERGY CORPORATION

By: /s/ Glenn J. Catchpole
Glenn J. Catchpole, President